Exhibit 99.1

Contacts:
Europe:	US:
Manfred Mueller	Darby Dye
+49 89 95 95 5140	+1 949-553-4251
mmueller@scmmicro.de	ddye@scmmicro.com
SCM MICROSYSTEMS REPORTS THIRD QUARTER 2009 RESULTS
Acquisition Strategy Drives Revenue Growth
SANTA ANA, Calif. and ISMANING, Germany — November 16, 2009 — SCM Microsystems, Inc. (NASDAQ: SCMM, Prime Standard: SMY), a leading provider of solutions for secure access, secure identity and secure exchange, today announced results for its third quarter ended September 30, 2009. In the second reporting period following SCM’s merger with Hirsch Electronics Corporation, revenue more than doubled, reflecting the success of the Company’s strategy to increase its revenue by expanding its customer base and market reach through acquisitions and market investment.
     “We are very pleased with the momentum we are seeing from our merger with Hirsch. Customers around the globe are expressing their interest and enthusiasm, we have new opportunities in every region, and SCM is being recognized as the first company capable of delivering truly converged solutions for network and physical access applications,” said Felix Marx, chief executive officer of SCM Microsystems. “The integration of Hirsch and SCM has proceeded rapidly as we have focused on creating synergies within our sales and marketing organizations to accelerate the acquisition of new customers, expand our mutual distribution channels and introduce new products in target markets.”
     “Our merger with Hirsch was the first significant transaction of our acquisition strategy and we are working to replicate this achievement with our proposed business combination with Bluehill ID, which our stockholders will vote on in December. Both SCM and Bluehill ID are focused on access control, identity management and RFID technologies and markets, which are important applications that leverage contactless technologies, but each company operates under complementary brands within the RFID and smart card value chains. We believe combining with Bluehill ID will accelerate our development of a leadership position in contactless markets and technology and further diversify our business geographically,” continued Marx.
Third Quarter Results
     On April 30, 2009, SCM completed its merger with Hirsch Electronics Corporation, and SCM’s financial results have included operating results for the Hirsch subsidiary since the date of acquisition. All figures are reported in accordance with U.S. GAAP, except as noted.
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     SCM’s primary business segment, which includes operations from the Hirsch subsidiary, is Security and Identity Solutions, which provides contact, contactless and mobile smart card reader technology, digital identity and transaction platforms and access control systems to enable security, identity, contactless payment, e-health and electronic government services. Revenue from the Security and Identity Solutions business was $12.5 million in the third quarter of 2009, up 113% from $5.9 million in the third quarter of 2008. The primary reason for this increase was the inclusion of revenue from the Hirsch subsidiary.
     Sales of Hirsch products and services in the third quarter of 2009 were up year over year. In addition to strong sales in the U.S. for government agency deployments, focus on building channels and relationships in Europe and Asia resulted in new revenue streams for Hirsch in these regions in the 2009 third quarter. Sales of SCM smart card reader products in the U.S. and Asia remained relatively strong and rose sequentially in the third quarter of 2009, but were lower compared with the same quarter of the previous year. Sales of SCM smart card reader products were higher year over year in Europe and benefitted from a large order for an ID project in Spain. At the same time, sales of eHealth terminals for the electronic healthcard program in Germany were lower than expected, due to slower than anticipated adoption within the initial test region and the transition in governmental administration following the country’s recent national elections.
     Revenue from SCM’s Digital Media and Connectivity business increased 59% to $0.8 million in the third quarter of 2009, compared with $0.5 million in the third quarter of 2008.
     In aggregate, total revenue in the third quarter of 2009 was $13.3 million, up 109% from $6.4 million in the third quarter of 2008.
     Gross profit margin was 48% in the third quarter of 2009, compared with 46% in the third quarter of 2008, and was positively impacted by sales of higher-margin products made by the Hirsch subsidiary and in the Digital Media and Connectivity business.
     As expected, operating expenses in the third quarter increased year over year as a result of the addition of expenses for the Hirsch subsidiary, from $5.0 million in the third quarter of 2008 to $8.0 million in the third quarter of 2009, an increase of 61%. Operating expenses in the third quarter of 2009 included approximately $0.8 million in transaction-related costs related to the proposed combination with Bluehill ID and $0.5 million in severance expenses, offset by a pre-tax gain of $1.2 million from the sale of SCM’s office building in India. Excluding the incremental expenses from the Hirsch business and the one-time expenses and credits described above, operating expenses decreased year over year and were flat with the previous quarter.
     Operating loss was $(1.6) million in the third quarter of 2009, compared with operating loss of $(2.0) million in the third quarter of 2008. Loss from continuing operations in the third quarter of 2009 was $(2.3) million, or $(0.09) per share, compared with loss from continuing operations of $(3.3) million, or $(0.21) per share in the third quarter of 2008.

     Cash and cash equivalents at the end of the third quarter of 2009 were $6.2 million, up from $5.3 million at the end of the previous quarter. The increase in cash in the 2009 third quarter resulted from the gain on the sale of SCM’s office building in India during the quarter.
     Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter of 2009 was $(1.3) million, compared with EBITDA of $(3.3) million in the third quarter of 2008. (EBITDA is not reported in accordance with U.S. GAAP. See reconciliation of EBITDA to GAAP accounting contained within this press release.)
Business Outlook
     Due to the severity and unpredictability of the global economic downturn and the resulting disruption in forecasting of future financial results, SCM will not provide financial guidance until it feels visibility has improved regarding the economic environment and its impact on SCM’s business.
Additional Information
     SCM does not plan to hold a conference call or webcast to discuss the results of its 2009 third quarter. For more information on SCM’s third quarter results, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the U.S. Securities and Exchange Commission.
About SCM Microsystems, Inc.
     SCM Microsystems (NASDAQ:SCMM; Prime Standard: SMY) is a global leader in security and identity solutions for secure access, secure identity and secure exchange. Together with its Hirsch Electronics subsidiary, SCM provides complete, integrated solutions that secure digital assets, electronic transactions and facilities. The company offers the world’s broadest range of contact, contactless and mobile smart card reader technology; physical and logical access control systems; digital identity transaction platforms; biometrics; and digital video. SCM’s solutions enable a wide variety of applications including enterprise security, identity management, contactless payment, e-health and electronic government services. For additional information, visit www.scmmicro.com and www.HirschElectronics.com.
Important Information
     In connection with the proposed business combination transaction involving SCM Microsystems and Bluehill ID, SCM Microsystems has filed with the SEC a registration statement on Form S-4 containing a proxy statement and prospectus for stockholders of SCM Microsystems, and may be filing other documents regarding the proposed transaction with the SEC as well. STOCKHOLDERS OF SCM ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED BUSINESS COMBINATION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

     The definitive proxy statement and prospectus is being mailed to SCM’s stockholders on or about November 18, 2009. Stockholders of SCM may obtain a copy of the proxy statement and prospectus, as well as other filings containing information about SCM, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and prospectus can also be obtained, without charge, from the SCM corporate website at www.scmmicro.com, or by directing a request to SCM Microsystems, Inc., Attention: Investor Relations, 1900-B Carnegie Avenue, Santa Ana, California 92705, Attention: Secretary.
     In addition to the documents described above, SCM files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC’s website at www.sec.gov or at SCM’s website at www.scmmicro.com.
     THIS COMMUNICATION IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.
     SCM Microsystems and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of SCM in connection with the proposed transaction. Information about SCM’s directors and executive officers is available in the proxy statement and prospectus and other materials referred to in the proxy statement and prospectus.
NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Felix Marx; our statements about the expected future benefits of our proposed combination with Bluehill ID, including the acceleration of our development of a leadership position in contactless markets and technology, the further diversification of our business geographically and our ability to replicate in the proposed combination with Bluehill ID the positive results from our merger with Hirsch. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ, including, but not limited to, our ability to grow market share and revenues based on a strategy of participating in early stage markets for contactless products; the combination with Bluehill ID may not occur, and we may not be able to successfully integrate the Bluehill ID business into ours; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the government, payment and enterprise security markets that we are targeting; sales to a relatively small number of customers historically have accounted for a significant percentage of our revenues; we may not successfully compete in the markets in which we participate or target; competitors could take market share or create pricing pressure; the current economic conditions could negatively impact customer demand, the ability of our suppliers to produce and sell to us key components of our products, and/or our ability to access capital; and we may not be able to successfully maintain operating expenses at current or reduced levels. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports filed with the U.S. Securities and Exchange Commission.
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SCM and the SCM logo are registered trademarks of SCM Microsystems, Inc. All trade names are trademarks or registered trademarks of their respective holders.
— FINANCIALS FOLLOW —

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenue	$13,334	$6,393	$29,450	$19,377
Cost of revenue	6,940	3,483	15,371	10,961

Gross profit	6,394	2,910	14,079	8,416

Operating expenses:
Research and development	1,518	980	3,776	3,058
Selling and marketing	4,653	2,280	10,635	7,010
General and administrative	2,978	1,697	7,665	4,718
Gain on sale of assets	(1,168)	—	(1,417)	—

Total operating expenses	7,981	4,957	20,659	14,786

Loss from operations	(1,587)	(2,047)	(6,580)	(6,370)
Loss on equity investments	(225)	—	(795)	—
Interest and other income (expense), net	(71)	(1,117)	(5)	(293)

Loss from continuing operations before income taxes	(1,883)	(3,164)	(7,380)	(6,663)
Benefit (provision) for income taxes	(434)	(103)	1,307	(151)

Loss from continuing operations	(2,317)	(3,267)	(6,073)	(6,814)
Gain (loss) from discontinued operations, net of income taxes	39	424	190	273
Gain on sale of discontinued operations, net of income taxes	41	44	115	553

Net loss	$(2,237)	$(2,799)	$(5,768)	$(5,988)

Basic and diluted loss per share from continuing operations	$(0.09)	$(0.21)	$(0.29)	$(0.43)

Basic and diluted income (loss) per share from discontinued operations	$0.00	$0.03	$0.01	$0.05

Basic and diluted net loss per share	$(0.09)	$(0.18)	$(0.28)	$(0.38)

Shares used to compute basic and diluted income (loss) per share	25,135	15,744	20,972	15,743

SCM MICROSYSTEMS, INC.
Reconciliation of EBITDA Calculation to GAAP Accounting
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EBITDA	$(1,329)	$(3,273)	$(6,376)	$(7,089)

Interest income (expense)	(194)	173	(293)	642
Provision for income taxes	(434)	(103)	1,307	(151)
Depreciation and amortization	(360)	(64)	(711)	(216)

Net loss from continuing operations	$(2,317)	$(3,267)	$(6,073)	$(6,814)

We conduct a significant amount of our business in Europe, we are dually traded on the U.S. NASDAQ and Frankfurt Prime Standard stock exchanges, the majority of our executive management are located in Germany and a significant portion of our investors are German-based. In addition to presenting net income in accordance with GAAP, we have determined that EBITDA is a relevant measure of performance for our company, as it is a metric commonly used among technology companies, particularly those doing business in Europe, and provides a meaningful perspective on the Company’s operating results and underlying cash flow dynamics. As a result, we believe it is a helpful tool for communicating our performance to our investors and analysts and for comparisons to other companies in Europe and within the technology industry.
EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance determined in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our most recent filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$6,162	$20,550
Accounts receivable, net	9,083	8,665
Inventories	6,587	5,065
Other current assets	2,661	1,139

Total current assets	24,493	35,419

Equity investments	1,449	2,244
Property, equipment and other assets, net	1,621	3,168
Goodwill	21,895	—
Intangibles, net	22,738	307

Total assets	$72,196	$41,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,207	$3,555
Accrued expenses and other current liabilities	8,841	7,933

Total current liabilities	14,048	11,488
Long-term liability to related parties	7,959	—
Long-term income taxes payable	503	184
Deferred tax liability	3,585	1,340
Stockholders’ equity	46,101	28,126

Total liabilities and stockholders’ equity	$72,196	$41,138